DUNDEE BANCORP INC.

Computershare

Computershare Trust Company of Canada
9th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

Security Class

Holder Account Number

Please print in ink. Print in CAPITAL letters inside the grey areas as shown in this example.

A B C   1 2 3   X

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Form of Proxy for Class B Common Shares - Annual Meeting to be held on June 24, 2004

Notes to Proxy

1. **Every holder has the right to appoint some other person of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).**

2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3. This proxy should be signed in the exact manner as the name appears on the proxy.

4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5. **The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.**

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

Voting by mail is the only method for holdings held in the name of a corporation or holdings being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined below to vote this proxy. Have this proxy in hand when you call.

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To Vote Using the Telephone
(Within Canada and U.S.)

- Call the toll free number listed BELOW from a touch tone telephone. There is **NO CHARGE** for this call.

To Vote Using the Internet

- Go to the following web site: www.computershare.com/ca/proxy

You will need to provide your HOLDER ACCOUNT NUMBER and PROXY ACCESS NUMBER listed below.

If you vote by telephone or the Internet, DO NOT mail back this proxy.
Proxies submitted must be received by 5:00 p.m., (Toronto time), on June 23, 2004.

THANK YOU

This Form of Proxy is solicited by and on behalf of Management.

Appointment of Proxyholder

I/We being holder(s) of Dundee Bancorp Inc. hereby appoint: Ned Goodman, the President and Chief Executive Officer of the Corporation, or failing him Harold P. Gordon, Chairman of the Corporation

OR

Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual Meeting of Dundee Bancorp Inc. to be held in the Constitution Hall Room 105 of the Metro Toronto Convention Centre, 255 Front Street West, Toronto, Ontario on Thursday, June 24, 2004 at 4:00 p.m. (Toronto time) and at any adjournment thereof.

1. Election of Directors

The election of the persons nominated as directors as listed in the Management Proxy Circular.

FOR all nominees: ☐

WITHHOLD vote for all nominees: ☐

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2. Appointment of Auditors

	For	Withhold
Appointment of Ernst & Young LLP, Chartered Accountant as the Auditor of the Corporation to hold office until the next annual meeting of shareholders or until a successor is appointed and authorizing the directors of the Corporation to fix the remuneration of the Auditor.	☐	☐

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Authorized Signature(s) - Sign Here - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.**

Signature(s)

Date - Day / Month / Year

Interim Financial Statements Request

In accordance with securities regulations, shareholders may elect annually to receive interim financial statements, if they so request. If you wish to receive such mailings, please mark your selection.

☐ Mark this box if you would like to receive Quarterly Financial Statements by mail.

DBCQ

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